EXHIBIT 99.1

Bridger Aerospace Announces Record First Quarter; Reiterates 2025 Guidance

BELGRADE, Mont., May 08, 2025 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the first quarter ended March 31, 2025.

First Quarter Highlights:

  Record revenue of $15.6 million for Q1 2025
  Earliest deployment of Super Scoopers in Company history in January 2025 to California followed by Oklahoma and North Carolina in March as well as deployment of MMA aircraft, reinforcing the trend of year-round wildfire activity
  Higher revenues from increased operations drove improvement in net loss to $15.5 million and negative Adjusted EBITDA to $5.1 million in Q1 2025
  First of its kind, exclusive-use contract with the state of Montana to provide wildfire detection and mapping using a specially modified Daher Kodiak 100 aircraft
  New five-year $20.1 million contract with the U.S. Department of the Interior to support the state of Alaska
  Appointment of Meghan Pasricha as an independent director
  On track to meet 2025 Adjusted EBITDA guidance of $42 million to $48 million on revenue of $105 million to $111 million

Summary Financial Results

(in thousands)	For the three months ended March 31,
	2025	2024
Revenues	$15,646	$5,507

Operating loss	(10,151)	(15,309)

Net loss	(15,538)	(20,087)

Adjusted EBITDA	(5,077)	(6,928)

Net cash used in operating activities	(17,656)	(22,762)

Cash and cash equivalents	22,349	6,776

“With our Super Scoopers deployed to California in January followed by Oklahoma and North Carolina in March, we saw a significant increase in our first quarter suppression and surveillance related revenues which provides increased confidence in meeting our growth objectives in 2025,” commented Sam Davis, Bridger’s Chief Executive Officer. “These deployments reinforce the growing trend of year-round wildfire activity and our efforts to obtain more opportunities by having our fleet ready and available throughout the year. In addition, with the recent contract award with the State of Montana and our MMA fleet being deployed, nearly all of Bridger’s air attack and sensor-equipped fleet are either committed or operational for 2025. With winter maintenance and training activities nearly complete, we are well prepared to assist state, federal and international customers in protecting lives and property from the increasingly year-round threat of wildfire.”

First Quarter 2025 Results
Revenue for the first quarter of 2025 was $15.6 million compared to $5.5 million in the first quarter of 2024. Excluding the $5.9 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC, in the first quarter of 2025 and $1.0 million in the first quarter of 2024, revenue was approximately $9.7 million compared to approximately $4.5 million in the first quarter of 2024. First quarter 2025 revenue benefitted from higher revenue as multiple Scoopers and surveillance aircraft were deployed in the first quarter as well as approximately $1.9 million from the Company’s acquisition of Flight Test & Mechanical Solutions, Inc. (“FMS”) in June 2024.

Cost of revenues was $17.2 million in the first quarter of 2025 compared to $9.2 million in the first quarter of 2024. Cost of revenues for the first quarter of 2025 included an increase of approximately $5.6 million of expenses associated with the return-to-service work for the Spanish Super Scoopers compared to the first quarter of 2024. The acquisition of FMS in June of 2024 also contributed to the increase in cost of revenues.

Selling, general and administrative expenses (“SG&A”) were $8.6 million in the first quarter of 2025 compared to $11.6 million in the first quarter of 2024 reflecting lower non-cash stock-based compensation expense partially offset by an increase in the market value of our warrants.

Interest expense for the first quarter of 2025 was $5.7 million compared to $5.9 million in the first quarter of 2024.

Net loss was $15.5 million, or $0.41 per diluted share, in the first quarter of 2025 compared to a net loss of $20.1 million, or $0.55 per diluted share, in the first quarter of 2024. Adjusted EBITDA was negative ($5.1) million in the first quarter of 2025, compared to negative ($6.9) million in the first quarter of 2024.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

At March 31, 2025, cash and cash equivalents was $22.3 million compared to $39.3 million at December 31, 2024. The decline in cash from year end is due to the expenses related to the bulk of winter maintenance and training activities that occurred in the first quarter.

Business Outlook
With the early deployment of Super Scoopers amidst firefighting activity in California, Oklahoma and North Carolina in the first quarter, we continue to see a lengthening of the wildfire year beyond the seasonally strong third quarter. In addition, the 2024 acquisition of FMS, non-aerial firefighting activity, and state contracts that place our planes on standby are helping to stabilize revenues quarter to quarter. This has resulted in increased confidence in our 2025 guidance of Adjusted EBITDA of $42 million to $48 million on revenue of $105 million to $111 million. The Company also expects continued improvement in cash provided by operating activities in 2025. This guidance excludes any potential impact from the Spanish Super Scoopers acquired by the joint venture partnership between Marathon Asset Management LP, Avenue Sustainable Solutions Fund and Bridger Aerospace.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call
Bridger Aerospace will hold an investor conference call on Thursday, May 8, 2025, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 800-717-1738 or 646-307-1865. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through May 15, 2025, by calling 844-512-2921 or 412-317-6671 and using the passcode 1128402. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing and benefits from any cost reduction actions; (5) Bridger’s exploration of, need for, or completion of any future financings; (6) Bridger’s potential sources of liquidity and capital resources; (7) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting; and (8) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission on March 14, 2025.  If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months ended March 31,
	2025	2024
Revenues	$15,646	$5,507

Cost of revenues:
Flight operations	6,252	5,009
Maintenance	10,955	4,197
Total cost of revenues	17,207	9,206
Gross loss	(1,561)	(3,699)

Selling, general and administrative expense	8,590	11,610
Operating loss	(10,151)	(15,309)

Interest expense	(5,735)	(5,923)
Other income	599	1,159
Loss before income taxes	(15,287)	(20,073)
Income tax expense	(251)	(14)
Net loss	$(15,538)	$(20,087)

Series A preferred stock – adjustment to maximum redemptions value	(6,561)	(6,189)

Loss attributable to Common stockholders - basic and diluted	$(22,099)	$(26,276)

Loss per share - basic	$(0.41)	$(0.55)
Loss per share - diluted	$(0.41)	$(0.55)

Weighted average Common stock outstanding – basic	53,815	47,602
Weighted average Common stock outstanding – diluted	53,815	47,602

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of March 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$22,349	$39,336
Restricted cash	9,244	13,747
Accounts and note receivable	10,239	5,945
Aircraft support parts	869	857
Prepaid expenses and other current assets	3,686	3,924
Total current assets	46,387	63,809

Property, plant and equipment, net	184,546	183,769
Intangible assets, net	6,046	6,076
Goodwill	20,888	20,749
Other noncurrent assets	17,735	16,406
Total assets	$275,602	$290,809

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,949	$5,330
Accrued expenses and other current liabilities	9,768	14,057
Operating right-of-use current liability	2,258	1,835
Current portion of long-term debt, net of debt issuance costs	2,222	2,170
Total current liabilities	21,197	23,392
Long-term accrued expenses and other noncurrent liabilities	5,802	5,388
Operating right-of-use noncurrent liability	7,374	6,083
Long-term debt, net of debt issuance costs	201,857	202,469
Total liabilities	$236,230	$237,332

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A preferred stock	386,740	380,179

STOCKHOLDERS’ DEFICIT
Common stock	6	6
Additional paid-in capital	96,583	101,495
Accumulated deficit	(444,777)	(429,239)
Accumulated other comprehensive income	820	1,036
Total stockholders’ deficit	(347,368)	(326,702)
Total liabilities, mezzanine equity, and stockholders’ deficit	$275,602	$290,809

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(15,538)	$(20,087)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of acquisition:
Depreciation and amortization	1,979	1,290
Stock based compensation expense	1,991	5,873
Amortization of debt issuance costs	252	192
(Gain) loss on disposal of fixed assets	(111)	255
Change in fair value of the Warrants	266	(266)
Change in fair value of earnout consideration	(152)	15
Realized gain on investments in marketable securities	-	(16)
Change in fair value of embedded derivative	-	(885)
Changes in operating assets and liabilities:
Accounts receivable	(4,294)	(3,813)
Aircraft support parts	(12)	12
Prepaid expense and other current and noncurrent assets	1,024	(379)
Accounts payable, accrued expenses and other liabilities	(3,061)	(4,953)
Net cash used in operating activities	(17,656)	(22,762)

Cash Flows from Investing Activities:
Proceeds from sales of property, plant and equipment	948	-
Purchases of property, plant and equipment	(3,311)	(957)
Expenditures for capitalized software	(280)	(312)
Collection of note receivable	-	3,000
Proceeds from sales and maturities of marketable securities	-	1,055
Net cash (used in) provided by investing activities	(2,643)	2,786

Cash Flows from Financing Activities:
Repayments on debt	(812)	(733)
Restricted stock units settled in cash	(342)	-
Payment of finance lease liability	(5)	(7)
Proceeds from issuance of Common Stock in the at-the-market offering	-	168
Payment of issuance costs for Common Stock in offerings	-	(324)
Net cash used in financing activities	(1,159)	(896)
Effects of exchange rate changes	(32)	-
Net change in cash, cash equivalents and restricted cash	(21,490)	(20,872)
Cash, cash equivalents and restricted cash – beginning of the period	53,083	36,937
Cash, cash equivalents and restricted cash – end of the period	$31,593	$16,065
Less: Restricted cash – end of the period	9,244	9,289
Cash and cash equivalents – end of the period	$22,349	$6,776

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended March 31, 2025, and 2024.

(in thousands)	For the three months ended March 31,
	2025	2024
Net loss	$(15,538)	$(20,087)
Income tax (benefit) expense	251	14
Depreciation and amortization	1,980	1,290
Interest expense	5,735	5,923
EBITDA	(7,572)	(12,860)
Stock-based compensation(1)	1,991	5,871
Business development & integration expenses(2)	232	312
Offering costs(3)	158	-
Change in fair value of earnout consideration(4)	(152)	15
Change in fair value of Warrants(5)	266	(266)
Adjusted EBITDA	$(5,077)	$(6,928)

  Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
  Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
  Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
  Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
  Represents the non-cash fair value adjustment for the outstanding warrants.